CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated June 4, 2001 in this Form 8-K/A.


                                                         /s/ ARTHUR ANDERSEN LLP

Melville, New York
July 10, 2001